UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2019

TURNING POINT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY 40229
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (502) 778-4421

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01	Entry into a Material Definitive Agreement.

Convertible Notes Offering

As previously disclosed, on July 25, 2019, Turning Point Brands, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) under which the Company agreed to sell $150.0 million in aggregate principal amount of 2.50% Convertible Senior Notes due July 15, 2024 (the “Initial Notes”) to Cowen and Company, LLC, B. Riley FBR, Inc., Fifth Third Securities, Inc., Capital One Securities, Inc., Regions Securities LLC and The Buckingham Research Group (collectively, the “Initial Purchasers”). In addition, the Company granted the Initial Purchasers a 13-day option to purchase up to an additional $22.5 million in aggregate principal amount of the 2.50% Convertible Senior Notes due July 15, 2024 (the “Option Notes” and, together with the Initial Notes, the “Convertible Notes”) on the same terms and conditions.  This option was exercised in full on July 29, 2019.

The closing of the sale of the Convertible Notes occurred on July 30, 2019. The Company received net proceeds, after deducting commissions and estimated offering expenses, of approximately $166.6 million from the sale of the Convertible Notes. A portion of the net proceeds was used to prepay all amounts outstanding under the Company’s second lien term loan as well as to pay approximately $20.5 million for the cost of entering into the capped call transactions with respect to shares of the Company’s voting common stock, par value $0.01 per share (the “common stock”) as described below. The remaining net proceeds from the offering will be used for general corporate purposes, including for acquisitions that are yet to be identified.

The Convertible Notes were sold in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Convertible Notes were issued pursuant to an indenture, dated as of July 30, 2019 (the “Indenture”), between the Company and GLAS Trust Company LLC, as trustee.

The Convertible Notes are general unsecured obligations of the Company and bear interest at a rate of 2.50% per year payable semi-annually in arrears in cash on January 15 and July 15, beginning on January 15, 2020. The Convertible Notes mature on July 15, 2024, unless earlier repurchased, redeemed or converted. The Convertible Notes may not be redeemed prior to July 15, 2022. On or after July 15, 2022 and on or before the 40th scheduled trading day before the maturity date, the Company may redeem the Convertible Notes if the last reported sale price of the common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on the date the redemption notice is given at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest.

The conversion rate will initially be 18.5670 shares of common stock per $1,000 principal amount of the Convertible Notes (equivalent to an initial conversion price of approximately $53.86 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date or upon notice of an optional redemption prior to the maturity date, the conversion rate will increase for a holder who elects to convert its Convertible Notes in connection with such a corporate event or redemption in certain circumstances.

Prior to the close of business on the business day immediately preceding January 15, 2024, holders will be entitled to convert their Convertible Notes for shares of common stock only upon satisfaction of one or more of the following conditions: (1) during any calendar quarter commencing after the calendar quarter ending December 31, 2019 (and only during such calendar quarter), if the closing sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 130% of the applicable conversion price on each applicable trading day; (2) during the five business day period after any ten consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Convertible Notes for each trading day of the measurement period was less than 98% of the product of the closing sale price of the common stock and the applicable conversion rate on such trading day; (3) if the Company calls any or all of the notes for redemption, at any time prior to the close of business on the scheduled trading day immediately preceding the redemption date; or (4) upon the occurrence of specified corporate events. On or after January 15, 2024, a holder may convert all or any portion of its Convertible Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date, regardless of the foregoing conditions. The Company will settle conversions of the Convertible Notes by paying or causing to be delivered, as the case may be, cash, shares of common stock or a combination of cash and such shares, at its election.

If the Company undergoes a “fundamental change” (as defined in the Indenture), subject to certain conditions, holders may require the Company to repurchase for cash any or all of their Convertible Notes at a repurchase price equal to 100% of the principal amount of the Convertible Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. The Indenture contains customary dilution provisions as well as adjustment provisions in connection with conversions under certain corporate events or an optional redemption.

A copy of the Indenture is included in this Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The summary description of the Indenture in this report is qualified in its entirety by reference to Exhibit 4.1.

Capped Call Transactions

As previously disclosed, on July 25, 2019, in connection with the entry into the Purchase Agreement and the pricing of the Initial Notes, the Company entered into privately negotiated capped call transactions with certain financial institutions (the “option counterparties”). The initial capped call transactions, in the aggregate, cover, subject to customary anti-dilution adjustments, the same number of shares of common stock that initially underlie the Initial Notes.

On July 29, 2019, the Initial Purchasers exercised in full their option to purchase the Option Notes. In connection with the exercise of such option, the Company entered into additional capped call transactions with the option counterparties on substantially similar terms to the initial capped call transactions entered into in connection with the Initial Notes. The additional capped call transactions, in the aggregate, cover, subject to customary anti-dilution adjustments, the same number of shares of common stock that initially underlie the Option Notes.

The capped call transactions are separate transactions entered into by the Company with the option counterparties, are not part of the terms of the Notes and will not change holders’ rights under the Notes or the trustee’s rights or duties under the Indenture. Holders of Convertible Notes will not have any rights with respect to any of the capped call transactions.

The capped call transactions are expected to reduce potential dilution to the common stock and/or offset potential cash payments the Company is required to make in excess of the principal amount upon any conversion of the Convertible Notes. Such reduction and/or offset is subject to a cap representing a price per share of $82.86, an approximately 100.0% premium over the last reported sale price of $41.43 per share of common stock on The New York Stock Exchange on July 25, 2019.

The summary of the capped call transactions is qualified in its entirety by reference to the text of the related agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

To the extent that any shares of common stock are issued upon conversion of the Convertible Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the Convertible Notes and any resulting issuance of common stock.

Item 8.01	Other Events.

On July 26, 2019, the Company issued a press release announcing that it had priced and upsized its previously announced offering of the Convertible Notes. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Indenture, dated as of July 30, 2019, between Turning Point Brands, Inc. and GLAS Trust Company LLC, as trustee (including the Form of Note as Exhibit A thereto)
Exhibit 10.1	Form of Capped Call Agreement
Exhibit 99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Turning Point Brands, Inc.

Date: July 30, 2019	By:	/s/ James W. Dobbins
James Dobbins Senior Vice President, General Counsel and Secretary